Page 1 of 1
Issuance of Wasatch
Class A and Class B
Warrants
                      ISSUANCE OF WARRANT CERTIFICATES FOR
                          WASATCH PHARMACEUTICAL, INC.
                               A Utah corporation
                     Not Transferable or Exercisable Except
                        Upon Conditions Herein Specified
                              Void after 5:00 P.M.,
                   The Date Five (5) Years After the Effective Date.


THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT YET BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF OR EXERCISED UNLESS (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER.

  CLASS A AND CLASS B WARRANTS TO PURCHASE SHARES WASATCH PHARMACEUTICAL, INC.
                                 OF COMMON STOCK

                                    ARTICLE I
                            DATE OF ISSUANCE AND TERM

         1.1 ISSUANCE AND TERMS. Wasatch Pharmaceutical, Inc. a Utah corporation (the "Company") hereby issues to the shareholder named herein, a class "A" warrant and a class "B" warrant for each share of common stock owned as of the date set forth herein (collectively referred to as "Warrants"), under the terms and conditions set forth below.

         The Warrants, herein described, shall be deemed issued on January __, 2001 ("Date of Issuance"). The term of the Warrants is five (5) years from the effective date of the Registration of the Warrants and underlying Common Stock, filed on January 8, 2001(including any amendments thereof; the "Registration"), with the United States Securities and Exchange Commission ("Expiration Date"). The Warrants shall expire at 5:00 P.M., Pacific Coast Time on the Expiration Date.

         The Company hereby certifies that, pursuant to the terms set forth herein, on any date nine months from the Effective Date, __________________ ____________________(the "Shareholder") with an address of ____________________,
___________________________, his/its successors and permitted assigns are entitled to purchase from the Company,____________________________ (______________) fully paid and nonassessable shares of common stock of the Company, par value of one-tenth cent ($.001) per share,(the "Common Stock"), at a purchase price, per share, equal to $0.50.

         The Company further certifies that, pursuant to the terms set forth herein, on any date nine months from the Effective Date, the Shareholder, his/its successors and permitted assigns are entitled to purchase from the Company, ____________________________ (______________) fully paid and nonassessable shares of Common Stock, at a purchase price, per share, equal to $2.00.

         Section 1.2 WARRANT CERTIFICATES. Warrant Certificates, including the Form(s) of Exercise and Assignment shall be in substantially the form set forth in Exhibit A, for Class "A" Warrants and Exhibit B, for Class "B" Warrants (both Exhibit A and B are attached hereto; hereinafter "Warrant Certificates"), and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange on which the Warrant Certificates may be listed or as may, consistently herewith, be determined by the officers executing such Warrant Certificates, with the execution thereof by such officers conclusively evidencing such determination.

         Section 1.3 EXECUTION OF WARRANT CERTIFICATES. The Warrant Certificates shall be executed on behalf of the Company by the Chief Executive Officer and the Secretary of the Corporation. The signature of any of these officers on the Warrant Certificates may be manual or facsimile.

         Warrant Certificates bearing the manual or facsimile signatures of individuals who were at the time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices.

         Section 1.4 PAYMENT OF TAXES. The Company will pay all stamp taxes and other duties, if any, to which, under the laws of the United States of America or any State or political subdivision thereof, this Agreement or the original issuance of the Warrant Certificates may be subject.

         Section 1.6 DEFINITION OF HOLDER. The term "Holder" as used herein shall mean the person in whose name shall be entered into the corporate books and records maintained by the Company's transfer agent.

                                   ARTICLE II
                   EXERCISE PRICE, DURATION AND EXERCISE OF WARRANTS

         Section 2.1 EXCERISE PRICE.

         (a) CLASS "A" WARRANT. During the period set forth in Section 2.2, each Class "A" Warrant shall entitle the Holder thereof, subject to the provisions of this Agreement, to purchase from the Company one share of Common Stock at the exercise price of $0.50. Such exercise price of each Warrant is referred to in this Agreement as the "Exercise Price."

         (b) CLASS "B" WARRANT. During the period set forth in Section 2.2, each Class "B" Warrant shall entitle the Holder thereof, subject to the provisions of this Agreement, to purchase from the Company one share of Common Stock at the exercise price of $2.00. Such exercise price of each Warrant is referred to in this Agreement as the "Exercise Price."

         Section 2.2 DURATION AND EXPIRATION OF WARRANTS. The Warrants evidenced by the Warrant Certificates, described herein, may be exercised at any time, as specified herein, during the period five (5) years from the effective date of the registration of the Warrants and underlying Common Stock, filed on January 8, 2001(including any amendments thereof), with the United States Securities and Exchange Commission (the "Expiration Date"). The Warrants shall expire at 5:00 P.M., Pacific Coast Time on the Expiration Date. Each Warrant not exercised at or before 5:00 P.M. on the Expiration Date shall become void, and all rights of the Holder of the Warrant Certificate evidencing such Warrant under this Agreement or otherwise shall cease.

         Section 2.3 EXERCISE OF WARRANTS.

         (a) Exercise. Subject to the terms of Section 2.2, the Holder, at its election, may exercise all or part of its Warrants, any time after the effective date of the Registration and prospectus filed with the Securities and Exchange Commission ("Effective Date"), up to and until the Expiration Date, provided that the Warrants have not been previously redeemed by the Company pursuant to
Section 10, herein. The Company will notify the Holder, in writing, of the Effective Date and will provide the Holder with a copy of the post-effective prospectus, or amendment thereof.

         The Holder may exercise, all or part of its Warrants, by sending, via United States Postal Service, overnight delivery or facsimile to the Company, at its offices; Attention: David Giles, Chief Financial Officer, 310 East 4500 South Murray, Utah 84107, facsimile: (801) 288- 1015, or at such other office or agency as the Company may designate in writing, the Exercise Form attached hereto as Exhibit C (the "Exercise Form") duly completed and executed; together with the payment in full of the Exercise Price (as defined below) for each Warrant exercised, in lawful money of the United States of America, in the form of a bank wire transfer, or certified or bank cashier's check payable to the order of the Company, in the amount of the Exercise Price, for each share of Common Stock, times the number of shares of Common Stock being purchased; and the Holder's original Warrant Certificate.

         (b) Date of Exercise. The "Date of Exercise" of the Warrants shall be defined as the date that the Company receives your properly executed Exercise Form (Exhibit C); the original Warrant Certificate(s); and payment of the Exercise Price.

         (c) Delivery of Shares of Common Stock Upon Exercise. Upon the Holder's exercise of this Warrant, the Company shall deliver, or shall cause its transfer agent to deliver, a stock certificate or certificates representing the number of shares of Common Stock to which such Holder is entitled, in such name or names as may be directed by such Holder, within five (5) trading days of the Date of Exercise. If fewer than all of the Warrants evidenced by the Holder's Warrant Certificate were exercised, the Company shall execute and deliver a new Warrant Certificate evidencing the number of Warrants remaining unexercised. The Common Stock certificates shall not contain a legend restricting transfer, if a registration statement covering the resale of such shares of Common Stock is in effect on the Date of Exercise or if the shares of Common Stock may be resold pursuant to an exemption from registration, including but not limited to Rule 144 under the Securities Act of 1933. If the Company has not delivered stock certificates representing the requisite number of shares of Common Stock within five (5) trading days of the Date of Exercise, the Company shall pay the Holder liquidated damages equal to $0.05 per day, per share of Common Stock, until such share certificates are received by the Holder.

         (d) Cancellation of Warrant. The Holder's Warrants shall be canceled upon the Holder's exercise, its expiration, or redemption. If the Warrants are not exercised in full, Holder shall be entitled to receive a new Warrant (containing terms identical to its previously exercised Warrants) representing any unexercised portion of the Holder's Warrants, in addition to the Common Stock Certificates issued pursuant to subsection 2(d).

         (e) Holder of Record. Each person, in whose name any Warrants for shares of Common Stock are issued, shall, for all purposes, be deemed to be the Holder of record of such shares on the Date of Exercise of the Holder's Warrants, irrespective of the date of delivery of the Common Stock purchased upon the Exercise of their Warrants. Nothing in this Warrant shall be construed as conferring upon the Holder any rights as a stockholder of the Company.

                                   ARTICLE III
                        PAYMENT OF WARRANT EXERCISE PRICE

         Section 3.1 PAYMENT OF WARRANT EXCERISE PRICE. The Exercise Price per share for each Class "A" Warrant shall be $0.50. The Exercise Price per share for each Class "B" Warrant shall be $2.00.

         Payment of the Exercise Price may be made in lawful money of the United States of America, in the form of a bank wire transfer, or certified or bank cashier's check payable to the order of the Company.

                                   ARTICLE IV
                        EXCHANGE AND TRANSFER OF WARRANTS

         Section 4.1 Exchange and Transfer of Warrant. Warrants, at any time prior to the exercise thereof, upon presentation and surrender to the Company, may be exchanged, alone or with other Warrants of the like tenor registered in the name of the Holder, for another Warrant in the name of a transferee Holder, exercisable for the same aggregate number of Shares as the Warrant or Warrants surrendered, and may be sold, transferred, hypothecated, or assigned, in whole or in part, but only upon compliance with applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions satisfactory to the Company, if requested by the Company). The Holder's Warrants shall be canceled upon such surrender and, as soon as practicable thereafter, the person to whom such transfer is made shall be entitled to receive a new Warrant or Warrants as to the portion of the Warrant transferred, and the Holder shall be entitled to receive a new Warrant as to the portion hereof retained.

                                    ARTICLE V
                        EXCHANGE AND TRANSFER OF WARRANTS

         Section 5.1 RIGHTS AND OBLIGATIONS of Warrant HOLDER.

         (a) The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder of the Company, either by law or in equity. In the event, however, that any certificate representing shares of Common Stock are issued to the Holder hereof upon exercise of the Warrants, such Holder shall, for all purposes, be deemed to have become the holder of record of such shares of Common Stock on the Date of Exercise, irrespective of the date of delivery of such Common Stock share certificate. The rights of the Holder are limited to those expressed herein, and the Holder, by its acceptance of the Warrant Certificate, consents to and agrees to be bound by and to comply with all provisions of this Warrant Agreement, including, without limitation, all the obligations imposed upon the Holder hereof by Section 7 and 8 hereof. In addition, the Holder, by accepting the same, agrees that the Company may deem and treat the person in whose name this Warrant is registered on the books of the Company maintained for such purpose as the absolute, true and lawful owner for all purposes whatsoever, notwithstanding any notation of ownership or other writing thereon, and the Company shall not be affected by any notice to the contrary.

         (b) No Holder, as such, shall be entitled to vote or receive dividends or to be deemed to the holder of shares of Common Stock for any purpose, nor shall anything contained in this Warrant Agreement be construed to confer upon any Holder of a Warrant, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any action by the Company, whether upon any recapitalization, issuance of stock, reclassification of stock, consolidation, merger, conveyance or otherwise, receive notice of meetings or other action affecting stockholders (except for notices provided herein), receive dividends, subscription rights, or otherwise, until the Holder's Warrant has been exercised and the shares of Common Stock purchasable upon the exercise thereof shall have become deliverable as provided herein; provided, however, that any such exercise on any date when the stock transfer books of the Company shall be closed shall constitute the person or persons in whose name or names the certificate or certificates for those Shares are to be issued as the record holder or holder(s) thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open, and the Warrant surrendered shall not be deemed to have been exercised, in whole or in part as the case may be, until the next succeeding day on which stock transfer books are open for the purpose of determining entitlement to dividends on the Company's common stock.


                                   ARTICLE VI
                      COMMON SHARES UNDERLYING THE WARRANTS

         Section 6.1 SHARES UNDERLYING THE WarrantS. The Company covenants and agrees that all shares delivered upon exercise of any and all of the Warrants shall, upon delivery and payment, be duly and validly authorized and issued, fully paid and non-assessable, and free from all liens and charges with respect to the purchase. The Company further covenants and agrees that, at all times prior to the Expiration Date, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares of Common Stock to provide for and permit the exercise in full of this Warrant and, should the need in the future arise, the Company shall take any such actions as are necessary to authorize the requisite number of Shares thereof.

                                   ARTICLE VII
                        DISPOSITION OF WARRANTS OR SHARES

         Section 7.1 DIsposition of Warrants or Shares. On January 8, 2001, the Company filed, with the Securities and Exchange Commission, a registration statement, pursuant form SB-2, with the intent to register the Warrants and the Common Stock issuable upon exercise of the Warrants. Until the effectiveness of the registration statement, any stock certificate of the Company that will evidence the share of Common Stock with respect to which the Warrant may be exercisable will be imprinted with a conspicuous legend in substantially the following form:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITES LAWS, AS AMENDED, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED, PURSUANT TO THE PROVISION OF THAT ACT OR APPLICABLE STATE SECURITIES LAWS OR IF ANY EXEMPTION FROM REGISTRATION IS AVAILABLE. THE SHARES REPRESENTED BYS THIS CERTIFICATE MAY NOT BE TRANSFERRED UNLESS THE HOLDER HEREOF SHALL HAVE OCMPLIED WITH ALL PROVISIONS OF THE ARTICLES OF INCORPORATION AND ANY APPLICABLE AGREEMENT WITH THE CORPORATION AND/OR SHAREHOLDERS OF THE CORPORATION AFFECTING THE SALE THEREOF."

         Except as provided in Section 11 of this Warrant Agreement, the Company has not agreed to register the Warrants or any of the shares of Common Stock of the Company, into which the Holder's Warrants may be exercised, for distribution in accordance with the provisions of the Act or the State Acts, and the Company has not agreed to comply with any exemption from registration under the Act or the State Acts for the resale of the Warrants and the shares of Common Stock of the Company into which the Holder's Warrants may be exercised. Hence, it is the understanding of the Holder that, by virtue of the provisions of certain rules respecting "restricted securities" promulgated by the Securities and Exchange Commission (the "SEC"), the Warrants and the shares of Common Stock of the Company with respect to which the Holder's Warrants may be exercisable, may be required to be held indefinitely, unless and until registered under the Act and the State Acts, or unless an exemption from such registration is available, in which case the Holder may still be limited as to the number of Warrants and shares of Common Stock of the Company, with respect to which the Holder's Warrant may be exercised, that Holder may sell.


                                  ARTICLE VIII
                            ANTI-DILUTION ADJUSTMENTS

         Section 8.1 Anti-Dilution Adjustments. The number of Shares purchasable upon the exercise of each Warrant is subject to adjustment from time to time upon the occurrence of any of the events set forth below:

         (a) Stock Dividend. If the Company shall at any time declare a dividend payable in shares of Common Stock, then Holder, upon Exercise of this Warrant after the record date for the determination of holders of Common Stock entitled to receive such dividends, shall be entitled to receive upon Exercise of this Warrant, in addition to the number of shares of Common Stock as to which this Warrant is exercised, such additional shares of Common Stock as such Holder would have received had the Holder's Warrant been exercised immediately prior to such record date and the Exercise Price will be proportionately adjusted.

         (b) Recapitalization or Reclassification.

         (i) Stock Split. If the Company shall at any time effect a recapitalization, reclassification or other similar transaction of such character that the shares of Common Stock shall be changed into or become exchangeable for a larger number of shares (a "Stock Split"), then upon the effective date thereof, the number of shares of Common Stock which Holder shall be entitled to purchase upon Exercise of this Warrant shall be increased in direct proportion to the increase in the number of shares of Common Stock by reason of such recapitalization, reclassification or similar transaction, and the Exercise Price shall be proportionally decreased.

         (ii) Reverse Stock Split. If the Company shall at any time effect a recapitalization, reclassification or other similar transaction of such character that the shares of Common Stock shall be changed into or become exchangeable for a smaller number of shares (a "Reverse Stock Split"), then upon the effective date thereof, the number of shares of Common Stock which Holder shall be entitled to purchase upon Exercise of this Warrant shall be proportionately decreased and the Exercise Price shall be proportionally increased. The Company shall give Holder the same notice it provides to holders of Common Stock of any transaction described in this Section 8(b).

         (c) Distributions. If the Company shall at any time distribute, for no consideration, to holders of Common Stock, cash, evidences of indebtedness, or other securities or assets (other than cash dividends or distributions payable out of earned surplus or net profits for the current or preceding years) then, in any such case, Holder shall be entitled to receive, upon Exercise of their Warrants, with respect to each share of Common Stock issuable upon such exercise, the amount of cash or evidences of indebtedness or other securities or assets which the Holder would have been entitled to receive with respect to each such share of Common Stock as a result of the happening of such event had the Holder's Warrant been exercised immediately prior to the record date or other date fixing shareholders to be affected by such event (the "Determination Date") or, in lieu thereof, if the Board of Directors of the Company should so determine at the time of such distribution, a reduced Exercise Price determined by multiplying the Exercise Price on the Determination Date by a fraction, the numerator of which is the result of such Exercise Price reduced by the value of such distribution applicable to one share of Common Stock (such value to be determined by the Board of Directors of the Company in its discretion) and the denominator of which is such Exercise Price.

         (d) Notice of Consolidation or Merger. The Company shall not, at any time after the date hereof, effect a merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities or other assets of the Company or another entity or there is a sale of all or substantially all the Company's assets (a "Corporate Change"), unless the resulting successor or acquiring entity (the "Resulting Entity") assumes by written instrument the Company's obligations under this Warrant Agreement, including but not limited to the Exercise Price reset provisions as provided herein during the term of the resultant warrants, and agrees in such written instrument that the Holder's Warrant shall be exercisable into such class and type of securities or other assets of the Resulting Entity as Holder would have received had Holder exercised their Warrant immediately prior to such Corporate Change, and the Exercise Price of this Warrant shall be proportionately increased (if this Warrant shall be changed into or become exchangeable for a Warrant to purchase a smaller number of shares of Common Stock of the Resulting Entity) or shall be proportionately decreased (if the Holder's Warrants shall be changed or become exchangeable for a warrant to purchase a larger number of shares of Common Stock of the Resulting Entity); provided, however, that Company may not affect any Corporate Change unless it first shall have given thirty (30) days notice to the Holder hereof of any Corporate Change.

         (e) Exercise Price Adjusted. As used in this Warrant, the term "Exercise Price" shall mean the purchase price per share specified in Section 3 of this Warrant Agreement, until the occurrence of an event stated in subsection
(a), (b), (c) or (d) of this Section 8, and thereafter shall mean said price as adjusted from time to time in accordance with the provisions of this Warrant. No such adjustment under this Section 8 shall be made unless such adjustment would change the Exercise Price at the time by $0.01 or more; provided, however, that all adjustments not so made shall be deferred and made when the aggregate thereof would change the Exercise Price at the time by $0.01 or more.

         (f) Adjustments: Additional Shares, Securities or Assets. In the event that at any time, as a result of an adjustment made pursuant to this
Section 8, Holder shall, upon Exercise of their Warrants, become entitled to receive shares and/or other securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 8.

                                   ARTICLE IX
                              FRACTIONAL INTERESTS

         Section 9.1 Fractional Interests. No fractional shares or scrip representing fractional shares shall be issuable upon the Exercise of the Holder's Warrants, but on Exercise of any Warrant, Holder may purchase only a whole number of shares of Common Stock. If, on Exercise of their Warrants, Holder would be entitled to a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon exercise shall be the next higher number of shares.

                                    ARTICLE X
                             REDEMPTION OF WARRANTS

         Section 10.1 REPURCHASE OF THE WarrantS.

         (a) The Company shall have the right, but not the obligation, by exercise of a call upon the Holder (the "Company Call"), to purchase the Holder's class A Warrants for $0.01 per Warrant, at any time after April 1, 2001 and upon thirty (30) day written notice, if and when the average closing price or bid price of the Company's common stock, as reported by the principal exchange on which the common stock is quoted, the NNOTC or whatever the case my be, equals or exceeds $1.00 per share, for any twenty (20) consecutive trading days within a period of thirty (30) days ending within ten (10) days of the notice to the Holder of the Company Call.

         (b) The Company shall have the right, but not the obligation, by exercise of a call upon the Holder (the "Company Call"), to purchase the Holder's class B Warrants for $0.01 per Warrant, at any time after April 1, 2001 and upon thirty (30) day written notice, if and when the average closing price or bid price of the Company's common stock, as reported by the principal exchange on which the common stock is quoted, the NNOTC or whatever the case my be, equals or exceeds $3.00 per share, for any twenty (20) consecutive trading days within a period of thirty (30) days ending within ten (10) days of the notice to the Holder of the Company Call.

         (c) For the purpose of this Section, the aggregate call price paid by the Company to the Holder, shall be the number of Warrants which then may be purchased at the time of the Company Call multiplied by $0.01.

         (d) The Holder may at any time, after the Effective Date, up to and until the Expiration Date, herein exercise its rights under this Warrant, notwithstanding the Company's rights under this section unless and until the expiration of the 30-day redemption notice period.

                                   ARTICLE XI
                    REGISTRATION OF WARRANTS AND COMMON STOCK

Section 11.1 Registration Rights

         (a) On January 8, 2001, the Company filed a registration statement ("Registration Statement") on form SB-2, covering, among other things, the resale of the Warrants and the shares of Common Stock to be issued upon the exercise of the Warrants ("Warrant Shares"). The Company shall use its best efforts to have the Registration Statement declared effective by the SEC.

         The Registration Statement shall be prepared as a "shelf" registration statement under Rule 415, and shall be maintained effective until all Registrable Securities are resold pursuant to the Registration Statement. Anytime the Registration Statement does not cover a sufficient number of shares of Common Stock to cover all outstanding Warrant Shares, the Company shall promptly prepare and file with the SEC such Supplemental Registration Statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all such Registrable Securities and shall use its best efforts to cause such Supplemental Registration Statement to be declared effective as soon as possible.

         (b) Piggyback Registrable Securities. In addition to any other registration rights of the Holder, if the Warrants and the Common Stock issuable upon exercise of this Warrant are not registered for resale pursuant to the Registration Statement, then if the Company files for registration of (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its Common Stock under the Act (other than a registration relating solely for the sale of securities to participants in a Company stock plan on Form S-8, or a registration on Form S-4 promulgated under the Act or any successor or similar form registering stock issuable upon a reclassification, upon a business combination involving an exchange of securities or upon an exchange offer for securities of the issuer or another entity), the Company shall cause to be included in such Registration Statement ("Piggyback Registration") all of the Warrants and the Common Stock issuable upon the exercise of the Warrants described herein ("Registrable Securities") to the extent such inclusion does not violate the registration rights of any other security holder of the Company granted prior to the date hereof. Nothing herein shall prevent the Company from withdrawing or abandoning the Piggyback Registration Statement prior to its effectiveness.

         (c) Limitation on Obligations to Register under a Piggyback Registration. In the case of a Piggyback Registration pursuant to an underwritten public offering by the Company, if the managing underwriter determines and advises in writing that the inclusion in the registration statement of all Registrable Securities proposed to be included would interfere with the successful marketing of the securities proposed to be registered by the Company, then the number of such Registrable Securities to be included in the Piggyback Registration Statement, to the extent such Registrable Securities may be included in such Piggyback Registration Statement, shall be allocated among all Holders who had requested Piggyback Registration pursuant to the terms hereof, in the proportion that the number of Registrable Securities which each such Holder seeks to register bears to the total number of Registrable Securities sought to be included by all Holders. If required by the managing underwriter of such an underwritten public offering, the Holders shall enter into a reasonable agreement limiting the number of Registrable Securities to be included in such Piggyback Registration Statement and the terms, if any, regarding the future sale of such Registrable Securities.

                                   ARTICLE XII
                             MISCELLENOUS PROVISIONS

         Section 12.1 Applicable Law. This Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the state of Utah, without giving effect to conflict of law provisions thereof.

         Section 12.2 Loss of Warrant. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

         Section 12.3 Notice or Demands. Notices or demands pursuant to the Holder's Warrants to be given or made by Holder to or on the Company shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, until another address is designated in writing by the Company, to the address set forth in Section 2.3(a) above. Notices or demands pursuant to this Warrant to be given or made by the Company to or on Holder shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, to the address of Holder set forth in the Company's records, until another address is designated in writing by Holder.

         Section 12.4 Successors. This Warrant shall be binding upon any successors or assigns of the Company and upon any heirs, successors or assigns of the Holder.

         Section 12.5 Headings. The headings used in this Warrant Agreement are used for convenience only and are not to be considered in construing or interpreting this Warrant Agreement.

         Section 12.6 Saturdays, Sundays, Holidays. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday in the State of Utah, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

         Section 12.7 Attorney's Fees. In the event that any dispute among the parties to this Warrant should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Warrant, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

IN WITNESS WHEREOF, WASATCH PHARMACEUTICAL, INC. has caused this Warrant Agreement to be executed by its duly authorized officer on the ____ day of ____________, 2001.


COMPANY:

         WASATCH PHARMACEUTICAL, INC


         By:
             -----------------------------------------------
             Gary Heesch, President, Chief Executive Officer

                                    EXHIBIT A

                    Class A Warrant Certificate representing
                              Warrants to purchase
                                  Common Stock

Warrant Certificate No. ___________________________

         This certifies that____________________________________________
("Holder") or registered assigns is the registered owner of __________________________ (_____________) Class A Warrants, each Warrant entitling such registered owner to purchase, at any time after the effective date of the registration statement filed with the Securities and Exchange Commission on January 8, 2001, up to and until the Expiration Date, set forth in the Warrant Agreement, provided that the Warrants have not been previously repurchased by the Company, one share of Wasatch Pharmaceutical's (the "Company") Common Stock, on the following basis.

         During such period, each Warrant shall entitle the Holder thereof, subject to the provisions of the Warrant Agreement, to purchase from the Company one share of Common Stock at an exercise price equal to $0.50 per share (the "Exercise Price").

         The Holder of this Warrant Certificate may exercise the Warrants evidenced hereby, in whole or in part, by surrendering this Warrant Certificate, with the Warrant Exercise Form, duly completed, accompanied by payment in full, in lawful money of the United States of America, in cash, by certified check, or by bank wire transfer in immediately available funds, the Exercise Price for each Warrant exercised, to the address specified in the Warrant Agreement and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement.

         Any whole number of Warrants evidenced by this Warrant Certificate may be exercised to purchase shares of Common Stock. Upon any exercise of fewer than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the Holder hereof a new Warrant Certificate evidencing the number of Warrants remaining unexercised.

            This Warrant Certificate is issued under and in accordance with the Warrant Agreement dated January ___, 2001 (the "Warrant Agreement"), and is subject to the terms and provisions contained in the Warrant Agreement. The Holder of this Warrant Certificate consents the terms of the Warrant Agreement, by acceptance hereof.

         Prior to the expiration of this Warrant Certificate, this Warrant Certificate may be exchanged for Warrant Certificates representing the same aggregate number of Warrants.

         This Warrant Certificate shall not entitle the registered owner hereof to any of the rights of a stockholder, including, without limitation, the right to receive dividends.

          IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

COMPANY:

         WASATCH PHARMACEUTICAL, INC


         By:
               --------------------------------------------
                  Gary Heesch, President, Chief Executive Officer



         By:
               --------------------------------------------
                  David Giles, Corporate Secretary
                  and Chief Financial Officer

                                    EXHIBIT B

                    Class B Warrant Certificate representing
                              Warrants to purchase
                                  Common Stock

Warrant Certificate No. ___________________________

         This certifies that____________________________________________
("Holder") or registered assigns is the registered owner of __________________________ (_____________) Class B Warrants, each Warrant entitling such registered owner to purchase, at any time after the effective date of the registration statement filed with the Securities and Exchange Commission on January 8, 2001, up to and until the Expiration Date, set forth in the Warrant Agreement, provided that the Warrants have not been previously repurchased by the Company, one share of Wasatch Pharmaceutical's (the "Company") Common Stock, on the following basis.

         During such period, each Warrant shall entitle the Holder thereof, subject to the provisions of the Warrant Agreement, to purchase from the Company one share of Common Stock at an exercise price equal to $2.00 per share (the "Exercise Price").

         The Holder of this Warrant Certificate may exercise the Warrants evidenced hereby, in whole or in part, by surrendering this Warrant Certificate, with the Warrant Exercise Form, duly completed, accompanied by payment in full, in lawful money of the United States of America, in cash, by certified check, or by bank wire transfer in immediately available funds, the Exercise Price for each Warrant exercised, to the address specified in the Warrant Agreement and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement.

         Any whole number of Warrants evidenced by this Warrant Certificate may be exercised to purchase shares of Common Stock. Upon any exercise of fewer than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the Holder hereof a new Warrant Certificate evidencing the number of Warrants remaining unexercised.

            This Warrant Certificate is issued under and in accordance with the Warrant Agreement dated January ___, 2001 (the "Warrant Agreement"), and is subject to the terms and provisions contained in the Warrant Agreement. The Holder of this Warrant Certificate consents the terms of the Warrant Agreement, by acceptance hereof.

         Prior to the expiration of this Warrant Certificate, this Warrant Certificate may be exchanged for Warrant Certificates representing the same aggregate number of Warrants.

         This Warrant Certificate shall not entitle the registered owner hereof to any of the rights of a stockholder, including, without limitation, the right to receive dividends.

          IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

COMPANY:

         WASATCH PHARMACEUTICAL, INC


         By:
               --------------------------------------------
                  Gary Heesch, President, Chief Executive Officer



         By:
               --------------------------------------------
                  David Giles, Corporate Secretary
                  and Chief Financial Officer

                                    Exhibit C
                              WARRANT EXERCISE FORM

                         TO: WASATCH PHARMACEUTICAL, INC

         The undersigned hereby irrevocably exercises the right to purchase ___________________ of the shares of Common Stock (the "Common Stock") of Wasatch Pharmaceutical, Inc. a Utah corporation (the "Company"), evidenced by the attached warrant (the "Warrant"), and herewith makes payment of the exercise price with respect to such shares in full, all in accordance with the conditions and provisions of the Warrant Agreement.

         1. The undersigned agrees not to offer, sell, transfer or otherwise dispose of any of the Common Stock obtained on exercise of the Warrant, except in accordance with the provisions of Section 7 of the Warrant Agreement.

         2. The undersigned requests that stock certificates for such shares be issued free of any restrictive legend, if appropriate, and a warrant representing any unexercised portion hereof be issued, pursuant to the Warrant in the name of the undersigned and delivered to the undersigned at the address set forth below:

Dated: _________


------------------------------------
Signature Of Holder


------------------------------------
Print Name


------------------------------------
Address

------------------------------------

NOTICE

The signature to the foregoing Exercise Form must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.

                              [FORM OF ASSIGNMENT]

                           (TO BE EXECUTED TO TRANSFER
                            THE WARRANT CERTIFICATE)


FOR VALUE RECEIVED ____________________________ hereby sells, assigns and transfers to ______________________________________________________________
________________________________________________________________________[Please
print name and address: including zip code]


Please insert social security or other identifying number (BELOW)

----------------------


Dated:


---------------------------
Signature

The signature must conform in all respects to name of the Holder as specified on the face of the Warrant Certificate.